                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

  Esenjay Exploration, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            ESENJAY EXPLORATION, INC.
                               500 N. WATER STREET
                                   SUITE 1100
                           CORPUS CHRISTI, TEXAS 78471


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 28, 2000


To Our Shareholders:

     Our 2000 annual meeting of shareholders will be held at 500 Dallas Street, Suite 2920, Houston, Texas, on September 28, 2000, at 10:00 a.m., local time, for the following purposes:

     1.  To elect three directors for terms expiring in 2003;

     2.  To approve our Long-Term Incentive Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Shareholders of record at the close of business on August 24, 2000 are entitled to notice of and to vote at the meeting. A complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder at our executive offices, during ordinary business hours, for a period of at least ten days before the meeting.

     The accompanying proxy statement contains information regarding the matters to be considered at the meeting. For reasons outlined in the proxy statement, the board of directors recommends a vote "for" the matters being voted upon.

     Your proxy is important to assure a quorum at the meeting. Whether or not you expect to attend the meeting, please be sure that the enclosed proxy is properly completed, dated, signed and returned without delay in the enclosed envelope. It requires no postage if mailed in the United States.

                                       By Order of the Board of Directors,


                                       David B Christofferson

                                       David B Christofferson,
                                       CORPORATE SECRETARY



September 6, 2000

                            ESENJAY EXPLORATION, INC.


                               -------------------

                                 PROXY STATEMENT

                               -------------------


                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 28, 2000

                               GENERAL INFORMATION


     This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies by our board of directors for use at our annual meeting of shareholders to be held on the date, at the time and place and for the purposes set forth in the accompanying notice of annual meeting of shareholders, and any adjournment of the meeting.

     This proxy statement and accompanying form of proxy, along with our annual report for our fiscal year ended December 31, 1999, are first being mailed to holders of our common stock on or about September 6, 2000.

     The board of directors has established August 24, 2000 as the record date to determine shareholders entitled to notice of and to vote at the meeting. At the close of business on the record date, 18,885,169 shares of common stock were outstanding. Each share is entitled to one vote. The holders of a majority of the outstanding common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting.

     Each proxy that is properly signed, dated and returned to us in time for the meeting, and not revoked, will be voted in accordance with instructions contained in the proxy. If no contrary instructions are given, proxies will be voted "for" each item to be voted upon. Proxies may be revoked at any time before their being exercised by delivering a written notice of revocation or a later dated proxy to our corporate secretary. In addition, a shareholder present at the meeting may revoke his or her proxy and vote in person.

     Election of the director nominees will be by plurality vote. Approval of the Long-Term Incentive Plan and any other matters that come before the meeting requires the affirmative vote of at least a majority of votes cast at the meeting on such matters. Our corporate secretary will appoint an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the meeting. Our policy is:

     - to count abstentions and broker non-votes for purposes of determining the presence of a quorum at the meeting;

     - to treat abstentions as shares represented at the meeting and voting against a proposal and to disregard broker non-votes in determining results on proposals requiring a majority vote; and

     - to consider neither abstentions nor broker non-votes in determining results of plurality votes.

     We will pay all of the expenses of soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of our common stock.

                              ELECTION OF DIRECTORS

     Pursuant to our certificate of incorporation and bylaws, the board of directors has fixed the number of directors at eight, plus one director representing preferred shareholders. The preferred shares are to be redeemed effective September 22, 2000, and the number of directors as set by the board of directors shall then total eight. Our certificate of incorporation and bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. At the meeting the board will consist of eight directors, three of whom have terms that expire at the meeting, two of whom have terms that expire in 2001 and three of whom have terms that expire in 2002.

     The terms of Alex M. Cranberg, Michael E. Johnson and Jack P. Randall expire as of the meeting. The board of directors has nominated Mr. Cranberg, Mr. Johnson and Mr. Randall to continue as directors until the 2003 annual meeting of shareholders and until their successors are duly elected and qualified.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following information is furnished for each person who is nominated for election as a director or who is continuing to serve as a director after the meeting.

                                                                                                   COMMON STOCK
                                                                                               BENEFICIALLY OWNED(1)
                                                                                          ------------------------------
                                                                             DIRECTOR                        PERCENT
      NAME                           AGE       POSITION                        SINCE        SHARES        OF CLASS(2)(3)
      --------------                 ---     ------------                    --------     ---------       --------------
     David W. Berry(4)(9)            50      Chairman of the board             1988         686,832           3.64%

     Alex M. Cranberg(4)(5)(7)       45      Vice chairman of the board        1998       4,751,968          25.16%

     Michael E. Johnson(4)(7)        51      Director, president and chief     1998       5,439,846          28.80%
                                               executive officer

     Alex B. Campbell(6)(9)          42      Director                          1998          36,658            *

     William D. Dodge, III(5)(8)     47      Director                          1998          36,000            *

     Jack P. Randall(4)(6)(7)        50      Director                          1998          36,000            *

     Hobart A. Smith(5)(6)(8)        63      Director                          1998          37,667            *

     Jeffrey B. Pollicoff(9)         47      Director                          1999          26,000            *

---------------------
*    Less than 1%
(1) Includes all shares of common stock with respect to which each director directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or direct voting of such shares or to dispose or direct the disposition of such shares. Includes shares that may be purchased under stock options within 60 days.
(2) Based on 18,885,169 shares of common stock outstanding on August 24, 2000, plus, for each director, those numbers of shares underlying exercisable options held by the director.
(3) Percent of class for any director is calculated without regard to shares of common stock issuable to others upon exercise of outstanding stock options or warrants. Any shares a director is deemed to own by having the right to acquire by exercise of a stock option or warrant is considered to be outstanding solely for the purpose of calculating that director's ownership percentage.
(4)  Member of the executive committee.
(5)  Member of the audit committee.

(6)  Member of the compensation committee.
(7)  Director whose term expires in 2000; nominee for term expiring in 2003.
(8)  Director whose term expires in 2001
(9)  Director whose term expires in 2002

NOMINEES FOR RE-ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2003

     ALEX M. CRANBERG has been a director since May 14, 1998. He has been president of Aspect Management Corporation, the manager of Aspect, since its inception in 1993. He joined Houston Oil and Minerals Corp. in 1977, where he served in various engineering and financial roles. He has managed the oil and gas portfolio of General Atlantic Partners, a private investment firm, since 1981. He is on the board of directors of Brigham Exploration, Inc., a public company, and Westport Oil and Gas, Inc., a private exploration and production company. He received a BS in petroleum engineering from the University of Texas and an MBA from Stanford University.

     MICHAEL E. JOHNSON has been a director, president and chief executive officer since May 14, 1998. He was president of Esenjay Petroleum Corporation from 1978 until joining us. Mr. Johnson was an operations engineer for Atlantic Richfield Co. from 1971 to 1976 and worked for Tana Oil and Gas before co-founding Esenjay Petroleum Corporation, where he has managed all exploration activities, coordinated outside technical support and raised capital from industry partners. He received a BS in mechanical engineering from the University of Southwestern Louisiana.

     JACK P. RANDALL has been a director since May 14, 1998. He is co-founder and president of Houston-based Randall & Dewey, Inc., a full-service transaction advisory firm focusing solely on upstream oil and gas mergers, acquisitions, divestments, trades and alliances. Before co-founding Randall & Dewey, Mr. Randall was with Amoco Production Company for 15 years. He held his last position, manager of acquisitions and divestments, for seven years. He is a member of the board of directors of Cross Timbers Oil Company. He serves on the engineering foundation advisory committee at the University of Texas and serves as chairman of the Petroleum Engineering Visiting Committee. Mr. Randall is also on the board of directors of the Sam Houston Council of the Boy Scouts of America and is district chairman of the Rising Star District. He is on the M.D. Anderson Cancer Center Board of Visitors as well as a member of the SPE, API and IPAA. Mr. Randall is a graduate of The University of Texas (Austin) with a BS in Engineering and an MS in Engineering.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

          DAVID W. BERRY served as our president from the incorporation of its predecessor in August 1988 until May 14, 1998, and has served as chairman of the board of directors since 1991. In 1978, he formed Berry Petroleum Corporation, which was a regional natural gas and oil exploration company. In 1976 he co-founded Vulcan Energy Corporation, a Tulsa, Oklahoma based exploration and production company. Mr. Berry has served as the state finance chairman of the Oklahoma State Republican Party, as a trustee for the Oklahoma Museum of Art and on the United States Senatorial Trust Committee. Mr. Berry is a member of the Independent Petroleum Association of America.

     ALEX B. CAMPBELL has been a director since May 14, 1998. He has been vice president of Aspect Management Corporation since August 1996 and is responsible for land and corporate development and legal issues. He served as landman for Grynberg Petroleum and TXO Production Corp. from 1980 to 1984, then as division landman for Lario Oil & Gas Company from 1984 to 1996, where he was responsible for administration, prospect marketing, contract lease negotiation, exploration permitting, surface owner negotiations, property acquisition negotiation and due diligence. He has a BA in business/pre-law from Colorado State University, and an MBA from Colorado State University.

     JEFFREY B. POLLICOFF has been a director since November 10, 1999. Mr. Pollicoff has been the managing partner of Pollicoff, Smith & Remels, L.L.P. since 1991, and has been with that firm since 1982. From 1981 to 1982, Mr. Pollicoff served as executive vice president of Norris Petroleum Company and Care Drilling Company. From 1979 to 1981, Mr. Pollicoff served as vice president and energy loan officer for Texas Commerce Bank. From 1974 to 1979, he held several engineering positions at Atlantic Richfield Corporation. Mr. Pollicoff is a member of the

American Bar Association, State Bar of Texas, Houston Bar Association and College of the State Bar of Texas. He received a BS in electrical engineering from Texas A&M University and a J.D. from the University of Houston Law School.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

     WILLIAM D. DODGE, III has been a director since May 14, 1998. He has been regional president of Pacific Southwest Bank, Corpus Christi, Texas since 1995. He has been active in banking since 1977, including serving as president of The Bank of Robstown, Texas from 1982 until 1995. He also serves in several civic roles, including as chairman of the Port of Corpus Christi Authority, and serving on the board of directors of Columbia Northwest Hospital. Mr. Dodge is a member of the editorial review board SAM Advanced Management Journal at the Texas A&M University-Corpus Christi College of Business. He received a BA degree from the University of Texas and attended the Southwestern Graduate School of Banking, Southern Methodist University.

     HOBART A. SMITH has been a director since May 14, 1998. He has served as a director of Harken Energy Corporation since 1997 and a consultant to Smith International, Inc. since 1991. From 1987 to 1991, Mr. Smith was vice president of customer relations for Smith International, Inc. From 1965 to 1987, he held numerous positions, including many executive offices with Smith Tool, Inc., a subsidiary of Smith International, Inc. Mr. Smith has more than 30 years of experience in the oil services industry. Mr. Smith received a BA from Claremont McKenna College.

COMMITTEES

     To facilitate the various functions of the board of directors, the board has created standing executive, compensation and audit committees.

     The executive committee may take such actions as the board delegates to it. The audit committee meets with our independent auditors to review financial results, internal financial controls and procedures, and audit plans and recommendations. It also recommends the selection, retention or termination of our independent public accountants, approves services provided by the independent public accountants before providing those services and evaluates the possible effect the performance of the services will have on their independence. The compensation committee recommends to the board the compensation of executive officers and directors and the adoption of stock grants and stock option plans.

     During the year ended December 31, 1999, the board of directors held six formal meetings and acted through unanimous written consent on two occasions. The executive committee held three formal meetings. The compensation committee held two meetings. The audit committee held two meetings. Each director attended at least 75% of the meetings of the board of directors, and at least 75% of meetings of all committees of the board of directors on which the director served.

DIRECTORS' COMPENSATION

     The board of directors has adopted a standard compensation policy for each of its directors under which each director is paid a quarterly fee of $5,625. There are currently no additional amounts paid for committee participation or special assignments.

     The board of directors has also instituted a standardized compensation arrangement for each director who began service on the board of directors on May 15, 1998. This includes all directors other than Mr. Pollicoff and Mr. Ennis. In this regard, in April of 2000 each such director was issued:

    - an option to purchase 12,000 shares of common stock at an exercise price of $1.83 per share exercisable through May 15, 2008; and

     - an option to purchase an additional 12,000 shares of common stock at a price of $2.10 per share exercisable through May 15, 2009; and

     - provided that the director still serves on the board of directors on May 15, 2001, an option to purchase an additional 12,000 shares of common stock at a price of $2.38 per share exercisable through May 15, 2010.

     In conjunction therewith, each such director has purchased, and in April of 2000 was issued, 12,000 shares of common stock at a price of $1.83 per share payable one-third upon subscription, one-third on or before May 15, 2000, and one-third on or before May 15, 2001.

     Mr. Pollicoff has been granted a similar compensation package. In this regard he has been issued in May 2000:

     - an option to purchase 12,000 shares of common stock at an exercise price of $1.83 per share, exercisable through May 15, 2008; and

     - provided that he still serves on the board of directors on May 15, 2001, an option to purchase 12,000 shares of common stock at an exercise price of $2.10 per share, exercisable through May 15, 2009; and

     - provided that he still serves on the board of directors on May 15, 2002, an option to purchase 12,000 shares of common stock at an exercise price of $2.38 per share through May 15, 2010.

     In conjunction therewith, Mr. Pollicoff also purchased 12,000 shares of common stock at a price of $1.83 per share payable one-third upon subscription, one-third one year thereafter, and the balance two years after purchase.

     Mr. C. Eugene Ennis has served on the board of directors since September 23, 1999 as a representative of our preferred stockholders. His term is scheduled to expire upon redemption of the preferred stock scheduled for September 22, 2000. Mr. Ennis has been paid $500 plus expenses for each board meeting attended.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information, as of the record date, with respect to the common stock owned by (i) each person known by management to own beneficially more than 5% of our outstanding common stock; (ii) each of our directors and each executive officers who received compensation in 1999 in excess of $100,000; and (iii) all directors and executive officers as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to their shares.

                                                                  NUMBER OF                    PERCENT OF
NAME OF BENEFICIAL OWNER                                         SHARES (1)                  CLASS (2) (3)
--------------------------------------                       -----------------             ----------------
Esenjay Petroleum Corporation(4).....                                4,908,915  (5)                  25.99%

Aspect Resources LLC(6)..............                                4,661,856  (7)                  24.69%

David W. Berry(8)....................                                  686,832  (9)                   3.64%

Alex M. Cranberg(6)..................                                4,751,968  (10)(11)             25.16%

Michael E. Johnson(4)................                                5,439,846  (12)(13)             28.80%

Charles J. Smith(4)..................                                4,994,915  (13)                 26.45%

Alex B. Campbell(6)..................                                   36,658  (10)                 *

William D. Dodge, III(8).............                                   36,000  (10)                 *

Jack P. Randall(8)...................                                   36,000  (10)                 *

Hobart A. Smith(8)...................                                   37,667  (10)                 *

Jeffrey B. Pollicoff(8)..............                                   26,000  (14)                 *

William L. Jackson(4)................                                   65,735  (15)                 *

David B. Christofferson(8)...........                                  174,387  (16)                 *



                                       5


All executive officers and directors as a group (10 persons)         1,666,210  (17)                  8.82%


----------------------
* Less than 1%
(1) Includes all shares of common stock with respect to which each person, executive officer or director who directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares. Includes shares that may be purchased under stock options exercisable within 60 days.
(2) Based on 18,885,169 shares of common stock outstanding at August 24, 2000, plus, for each beneficial owner, those number of shares underlying exercisable options held by each executive officer or director.
(3) Percent of class for any shareholder listed is calculated without regard to shares of common stock issuable to others upon exercise of outstanding stock options or warrants. Any shares a shareholder is deemed to own by having the right to acquire by exercise of a stock option or warrant are considered to be outstanding solely for the purpose of calculating that shareholder's ownership percentage.
(4)      Address: c/o Esenjay Exploration, Inc., 500 North Water Street,
         Suite 1100 South, Corpus Christi, Texas 78471.
(5) Includes 12,500 shares of common stock issuable upon the exercise of warrants.
(6)      Address: 511 16th Street, Suite 300, Denver, Colorado 80202.
(7) Includes 18,750 shares of common stock issuable upon the exercise of warrants.
(8) Address: c/o Esenjay Exploration, Inc., 500 Dallas, Suite 2920, Houston, Texas 77002
(9) Includes 456,000 shares of common stock issuable upon the exercise of currently exercisable options.
(10) Includes 24,000 shares of common stock issuable upon the exercise of currently exercisable options.
(11) Includes (i) 54,112 shares of common stock owned by the spouse of Mr. Cranberg, and (ii) 4,661,856 shares of common stock owned by Aspect, which includes 18,750 shares issuable upon the exercise of warrants, as to which Mr. Cranberg disclaims beneficial ownership.
(12) Includes 424,000 shares of common stock issuable upon the exercise of currently exercisable options.
(13) Includes 4,896,415 shares of common stock owned by Esenjay Petroleum Corporation, and 12,500 shares of common stock issuable upon exercise of currently exercisable warrants held by Esenjay Petroleum Corporation, as to which Messrs. Johnson and Smith disclaim beneficial ownership.
(14) Includes 12,000 shares of common stock issuable upon the exercise of currently exercisable options.
(15) Includes 50,000 shares of common stock issuable upon the exercise of currently exercisable options, and 1,753 shares of common stock owned by the spouse of Mr. Jackson.
(16) Includes 158,667 shares of common stock issuable upon the exercise of currently exercisable options.
(17) Includes 1,220,667 shares issuable pursuant to currently exercisable options. Does not include any shares of common stock as to which beneficial ownership is disclaimed.

REQUIRED VOTE AND RECOMMENDATION

       The board of directors recommends a vote "for" the nominees for election to the board of directors. Directors are elected by plurality vote. All duly submitted and unrevoked proxies in the form accompanying this proxy statement will be voted for the nominees selected by the board of directors, except where authorization to vote is withheld.

       The persons named in the enclosed form of proxy intend to vote their proxies for the election of the nominees. The board of directors expects that the nominees will be available for election but, if any nominee is not so available, proxies received will be voted for a substitute nominee to be designated by the board of directors or, if no such designation is made by the board, proxies will be voted for a lesser number of nominees.

    PROPOSAL TO ADOPT THE ESENJAY EXPLORATION, INC. LONG-TERM INCENTIVE PLAN

GENERAL

       The description set forth below summarizes the principal terms and conditions of the Esenjay Exploration, Inc. Long-Term Incentive Plan. The summary does not purport to be a complete description of the plan and is qualified in its entirety by reference to the plan, a copy of which is attached to this proxy statement as Exhibit A.

       The plan authorizes the issuance of a number of shares of common stock not to exceed 15% of the total number of shares of common stock outstanding. As of the date of this proxy statement, we have issued options to purchase 2,250,366 shares of common stock under the plan and 582,409 additional shares of common stock are authorized for issuance under the plan.

       The plan is intended to foster and promote our financial success and to increase shareholder value by:

       - encouraging the long-term commitment of selected employees and non-employee board members;

       - motivating superior performance of selected employees and non-employee board members by means of long-term performance related incentives;

       - encouraging and providing selected employees and non-employee board members with a formal program for obtaining an ownership interest in us;

       - attracting and retaining outside selected employees and non-employee board members by providing incentive compensation opportunities competitive with other major companies; and

       - enabling participation by selected employees and non-employee board members in our long-term growth and financial success.

       Under the plan, we may grant the following awards to key employees and outside directors:

       - incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended;

       -       qualified stock options;

       -       stock appreciation rights;

       -       shares of restricted stock;

       -       performance shares and performance units; and

       -       supplemental tax bonuses.

       Any shares of common stock that are issued and are forfeited or are subject to incentive awards under the plan that expire or terminate for any reason will remain available for issuance during the term of the plan, except as may otherwise be provided by applicable law. Shares of common stock issued under the plan may be either newly issued or treasury shares, including shares of common stock that we receive in connection with the exercise of an incentive award. The number and kind of securities that may be issued under the plan and pursuant to then outstanding incentive awards are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, reorganizations or similar transactions.

       Any employee or non-employee board member who, in the opinion of the compensation committee, performs significant services for our benefit is eligible for the grant of an incentive award under the plan; PROVIDED, a non-employee board member is only eligible for nonqualified stock options.

       No participant has any rights as a shareholder with respect to shares relating to an incentive award until the date of issuance of a stock certificate or certificates representing the shares. Nothing contained in the plan or an incentive award confers any right with respect to continuation of employment or adjustment of compensation to a participant. Furthermore, no person has a right to claim an incentive award under the plan.

ADMINISTRATION

       The board may grant incentive awards under the plan which administered by the compensation committee of the board of directors, which committee must consist of three or more members.

       Subject to the express provisions of the plan, the compensation committee is authorized to, among other things:

       -      designate the grantees under the plan;

       -      designate the incentive awards to be granted to grantees;

       -      subject to certain conditions, determine the common stock
              (or securities convertible into common stock) to be covered by incentive awards;

       -      designate the terms and conditions of any incentive award;

       - designate whether, to what extent and under what circumstances incentive awards may be settled or exercised in cash, common stock or other securities, or other property, or canceled, substituted, forfeited or suspended, and the method or methods by which incentive awards may be settled, exercised, canceled, substituted, forfeited or suspended;

       - interpret and administer the plan and any agreement relating to incentive awards made under the plan;

       -      establish rules and guidelines for administration of the plan;

       - appoint agents the compensation committee deems appropriate for administration of the plan; and

       - make any other determination and take any other action that the compensation committee deems necessary for administration of the plan.

       Regardless of any administrative authority granted to the committee pursuant to the plan, no actual grant of an incentive award may be made to any individual or person until such grant has been approved by the board. The plan does not prescribe any factors to be considered by the compensation committee in determining the individual participants and types of incentive awards to be designated for grant.

       We will indemnify members of the compensation committee against any costs, expenses or liabilities arising out of any action, omission or determination relating to the plan.

       Subject to certain matters requiring shareholder approval and the requirement of board approval of the actual grant, the compensation committee may, in its discretion, waive any conditions or rights with respect to, or amend, alter, suspend, discontinue or terminate any unexercised incentive award that has been granted prospectively or, with the consent of the relevant grantee, retroactively.

GENERAL TERMS AND TAX INFORMATION RELATING TO INCENTIVE AWARDS

       The material terms of each incentive award are reflected in an incentive agreement between the participant and us. A summary of the most significant features of the incentive awards and their tax consequences to participants who are United States persons and to us is set forth below.

       INCENTIVE AND NONSTATUTORY STOCK OPTIONS. Except in limited cases involving certain 10% stockholders or where the terms of the grant specify otherwise, ISOs and NSOs must be exercised within ten years of the grant date. ISOs may only be granted to employees, and the exercise price of each ISO granted may not be less than 100% (110% in the case of certain 10% stockholders) of the fair market value of a share of common stock on the date of grant. The compensation committee has the discretion to designate, subject to board approval, the exercise price of each NSO granted under the plan; however, an NSO that is intended to qualify as performance based compensation to a covered employee subject to section 162(m) of the Internal Revenue Code must be granted with an exercise price equal to 100% of the fair market value of a share of common stock on the grant date. To the extent that the aggregate fair market value of shares of common stock with respect to which ISOs are exercisable for the first time by any employee during calendar year exceeds $100,000, the options must be treated as NSOs to the extent of the excess.

       The exercise price of each option is payable in cash upon the exercise of the option or, in the discretion of the compensation committee and upon such terms and conditions as it may deem appropriate, through the delivery of shares of common stock owned by the option holder and valued at their fair market value, by withholding shares that would otherwise be acquired on the exercise of the option and having an aggregate fair market value equal to the total exercise price, or in a combination of the foregoing.

       If a participant's employment or other service with us is terminated other than for death, disability, retirement or for cause, an incentive award may be exercised as determined in the compensation committee's sole discretion and as provided in the incentive agreement. The plan provides the following general guidelines:

       - upon retirement of an employee, any non-vested portion of any outstanding incentive award may continue to vest after retirement;

       - upon retirement, any vested incentive award will expire on the earlier of:

              -    the expiration date set forth in the incentive agreement;

              - the expiration of six months after the date of retirement (three months in the case of an ISO); or

              -    within 10 days of the date when incentive award vests;

       - upon termination of an employee as a result of disability or death;

              - any non-vested portion of an outstanding incentive award may continue to vest after disability or death; and

              -    any vested incentive award will expire upon the earlier of:

                   -  the expiration date set forth in the incentive agreement;

                   - the first anniversary of the termination of employment as a result of disability or death or six months after the incentive award vests.

       No option is exercisable after the expiration of its term. If a participant's employment or other service with us is terminated for cause, all outstanding options, whether vested or otherwise, expire at the commencement of business on the date of the termination. The compensation committee, in its discretion, may prescribe time periods different than those set out in the foregoing provisions of this paragraph for the exercise of options following a participant's termination of employment or other service. These rights will be reflected in the incentive agreement evidencing the participant's incentive award.

       Upon a change in control, all outstanding options become immediately vested and exercisable. A change in control generally means:

       - any person (other than a qualified benefit or retirement plan maintained by us) becomes directly or indirectly the beneficial owner of securities representing 50% or more of the combined voting power of our then outstanding voting securities;

       - during any period of two consecutive years or less, individuals who at the beginning of the period constituted our board cease for any reason to constitute at least a majority of the board, unless the election or nomination for election of each new board member was approved by a vote of at least two-thirds of the members of the board then still in office who were members of the board at the beginning of the period;

       - our equity holders approve any merger or consolidation, as a result of which persons who are equity holders immediately before the effective date of the merger or consolidation, have beneficial ownership of less than 50% of the combined voting power for the election of board members of the surviving entity following the effective date of the merger or consolidation;

       - our equity holders approve any merger or consolidation as a result of which our equity interests are changed, converted or exchanged, or any liquidation of us or any sale or other disposition of 50% or more of our assets or earning power.

       The board of directors has the authority to deem an event not to constitute a change of control even if the event otherwise meets the definition set forth above. In addition, the definition of a change of control can be modified in an incentive agreement.

       A plan participant will not recognize any income at the time an ISO is granted, nor on the qualified exercise of an ISO. If a participant does not dispose of the shares acquired by exercise of an ISO within two years after the grant date of the ISO and one year after the exercise of the ISO, the exercise is qualified and the gain or loss (if any) on a subsequent sale will be a long-term capital gain or loss. The gain or loss equals the difference between the sum of the sales proceeds and the exercise price of the common stock sold. We are not entitled to a tax deduction as a result of the grant or qualified exercise of an ISO. However, if the shares acquired upon the exercise of an ISO are disposed of at a gain before the one-year and two-year holding periods and the fair market value of the shares at the time of exercise exceeds the exercise price, the exercise is not qualified, and special rules apply that require the participant to recognize ordinary income (at least in part) at the time of the disposition. We generally are entitled to a tax deduction at the same time and in the same amount as the ordinary income recognized by the participant from the disposition.

       Although the qualified exercise of an ISO will not produce ordinary taxable income to the participant, it will produce an increase in the participant's alternative taxable income and may result in an alternative minimum tax liability.

       An optionee will not recognize any income for federal income tax purposes at the time an NSO is granted, nor will we be entitled to a deduction at that time. However, when any part of an NSO is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the NSO, and we generally will recognize a corresponding tax deduction in the same amount at the same time.

       STOCK APPRECIATION RIGHTS. Upon exercise of an SAR, the holder will receive a number of shares of common stock or cash, or a combination of stock and cash, the aggregate value of which equals the amount by which the fair market value per share of the common stock on the date of exercise exceeds the exercise price of the SAR, multiplied by the number of shares underlying the exercised portion of the SAR. An SAR may be granted in tandem with an option or granted independently of an option. The grant price per share of any SAR will be established by the compensation committee, and approval by the board, but must equal at least 100% of the fair market value of a share of common stock on the date the SAR is granted. The term of each SAR will be fixed by the compensation committee, but not extending beyond ten years from the date of grant. SARs will be subject to such terms and conditions and will be exercisable at such times as determined by the compensation committee. The value of an SAR may be paid in cash, in shares of common stock, or in some combination, as determined by the compensation committee. The compensation committee, in its discretion, will establish a participant's right to exercise an SAR if the participant's employment is terminated, such rights to be reflected in the participant's incentive agreement. Upon a change in control, all outstanding SARs that have not vested will fully vest automatically.

       The exercise of an SAR will result in the recognition of ordinary income by the participant on the date of exercise in the amount of cash, and the fair market value on that date of the shares of common stock acquired pursuant to the exercise. We generally will be entitled to a tax deduction at the same time and in the same amount as the ordinary income recognized by the participant upon exercise of the SAR. The tax treatment of an SAR is the same whether the SAR is exercised in conjunction with an ISO or an NSO.

       RESTRICTED STOCK. A restricted stock award consists of a grant of common stock to a participant that is subject to substantial risk of forfeiture, and the transfer of which is subject to restrictions that lapse upon the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the compensation committee. This period of restriction is established by the compensation committee at the time of grant. Unless otherwise designated by the compensation committee, during the period of restriction a holder of restricted stock will have all other rights of a stockholder, including the right to vote the shares; however, the incentive agreement relating to a restricted stock award may limit the grantee's dividend rights during the restriction period. If for any reason the restrictions imposed on the restricted stock under the incentive agreement are not satisfied at the end of the restriction period, any restricted stock remaining subject to the restrictions is forfeited by the grantee and reacquired by us. In addition, if vesting does not occur, shares of restricted stock are forfeited. Upon a change in control, all shares of restricted stock that have not vested or been forfeited will vest automatically.

       A participant will not recognize any income for federal tax purposes at the time shares of restricted stock are granted or issued, nor will we be entitled to a tax deduction at that time. However, when either the transfer restriction or the forfeiture risk lapses, such as on vesting, the participant will recognize ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they vest. A participant may file with the Internal Revenue Service an appropriate election under section 83(b) of the Internal Revenue Code within 30 days of the issue date of the restricted stock, which results in the participant's receipt of deemed ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they are issued. However, if a participant files the 83(b) election and the restricted stock subsequently is forfeited, the participant is not allowed a tax deduction for the amount previously reported as ordinary income due to the election. Gain or loss (if any) from a disposition of restricted stock after the participant recognizes any ordinary income (whether by vesting or an 83(b) election) generally will constitute short- or long-term capital gain or loss. We generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income on the restricted stock, whether by vesting or an 83(b) election, in the same amount as the ordinary income recognized by the participant.

       PERFORMANCE UNITS AND PERFORMANCE SHARES. Performance units and performance shares may be granted to eligible individuals at any time as designated by the compensation committee and approval by the board. The compensation committee will have discretion to designate the initial number and value of the units and shares, the performance period, and the other material terms of the units or shares as reflected in the participant's incentive agreement. More than one performance period may exist concurrently. At the beginning of each performance period, the compensation committee shall:

       - establish for the performance period specific financial or non-financial performance objectives;

       - designate the value of a performance unit or the number of shares under a performance share grant relative to performance objectives; and

       - notify each grantee in writing of the establishment of performance objectives and minimum target and maximum performance unit or share values for the performance period.

       If the compensation committee determines that performance measures or objectives are no longer suitable to our objectives because of a change in our operations or other conditions the compensation committee deems to be appropriate, the compensation committee may modify the performance measures and objectives as it considers appropriate.

       Where an award to a covered employee is intended to meet the requirements for the performance-based exception to the deductibility limit imposed by section 162(m) of the Internal Revenue Code, the performance goals will be based on the performance measures prescribed in regulations issued under section 162(m).

       Upon a change of control, all performance shares and performance units become immediately vested without regard to payment schedules notwithstanding that the applicable performance cycle has not been completed.

       There are no tax consequences to us or the participant upon the grant of performance shares or units. Upon payout of the shares or units, the participant will recognize taxable ordinary income in the amount of the payout and we will receive a corresponding tax deduction in the same amount and at the same time.

       SUPPLEMENTAL TAX PAYMENTS. The compensation committee may designate, in connection with a grant of an incentive award, a supplemental tax bonus, payable when the participant is required to recognize income for federal income tax purposes with respect to the incentive award. Receipt of any tax bonus will result in ordinary income to the participant and generally a corresponding tax deduction to us at the same time and for the same amount.

       OTHER TAX CONSIDERATIONS. Upon accelerated exercisability of options and accelerated lapsing of restrictions upon restricted stock or other incentive awards in connection with a change in control, certain amounts associated with the incentive awards could, depending upon the individual circumstances of the participant, constitute "excess parachute payments" under the golden parachute provisions of section 280G of the Internal Revenue Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any "excess parachute payment" (as defined in section 280G of the Internal Revenue Code) and we will be denied any deduction with respect to the excess parachute payment. The limit on the deductibility of compensation under section 162(m) of the Internal Revenue Code also is reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the incentive awards accelerated and the past compensation of the participant.

       Taxable compensation earned by covered employees subject to Section 162(m) of the Internal Revenue Code in respect of options, restricted stock, performance shares or units, or other applicable incentive awards is intended to constitute qualified "performance-based compensation". We should, therefore, be entitled to a tax deduction for compensation paid in the same amount as the ordinary income recognized by the covered employees without any reduction under the limitations of Section 162(m) on deductible compensation paid to those employees. However, the compensation committee may determine to grant incentive awards that do not qualify as performance based compensation. Under Section 162(m), we are denied a deduction for annual compensation paid to employees in excess of $1.0 million.

       The foregoing federal income tax information is a summary only and does not purport to be a complete statement of the relevant provisions of the Internal Revenue Code. The effect of any foreign, state, local or estate taxes is not addressed.

TRANSFER AND RESALE RESTRICTIONS

       No incentive award, and no right under the plan, other than (i) restricted stock as to which restrictions have lapsed, or (ii) a nonqualified stock option for which the incentive award agreement specifically provides to the contrary will be:

       -       assignable;

       - saleable, or otherwise transferable by a grantee, except by will or by the laws of dissent and distribution; or

       -       subject to any encumbrances, pledge or charge of any nature.

Except as provided above, only a grantee or his guardian (if the grantee is disabled), or in the event of a grantee's death, his legal representative or beneficiary, may exercise options or SARs or receive cash payments and deliveries of shares or otherwise exercise rights under the plan.

       Shares we issue upon exercise of options are being registered under the Securities Act. Therefore, at all times a registration statement upon which the shares of common stock issuable under the plan becomes or remains effective under the Securities Act, the common stock issued under the plan will be freely tradeable, without restriction, in the public securities markets. Any shares of common stock issued upon the exercise of options before the registration statement is declared effective under the Securities Act, or issued at any time effectiveness has been suspended or terminated for any reason, will be "restricted securities" subject to the provisions of Rule 144 under the Securities Act. Rule 144 defines restricted securities generally to mean securities that are acquired directly or indirectly from an issuer or from an affiliate of an issuer in a transaction or chain of transactions not involving a public offering. Under Rule 144, restricted securities may not be resold without registration under the Securities Act until the holder has held the securities for one year. After the expiration of the one year holding period, a holder of restricted securities may resell the securities without registration under the Securities Act, subject to Rule 144's volume limitation, aggregation, broker transaction and notice-filing requirements, and requirements concerning publicly-available information about us. After the expiration of two years from the date of acquisition of restricted securities, a holder of the securities who is not an affiliate of us may resell the restricted securities without regard to the resale restrictions.

       Participants in the plan may be subject to the short-swing profit liability provisions of Section 16(b) of the Exchange Act. Section 16(b) makes any profit realized from any sale and purchase or purchase and sale of common stock within six months recoverable by us. For purposes of Section 16(b), the grant of an option under the plan is deemed a purchase of common stock. Generally, however, under Exchange Act Rules 16b-3 and 16b-6, if the option grant is approved by the board, the compensation committee or stockholders, or a plan participant subject to Section 16(b) does not dispose of the common stock issued upon exercise of an option granted under the plan until at least six months after the date on which the option was granted, the participant's acquisition and disposition of the common stock will be exempt from the operation of Section 16(b). The plan is intended to comply with the requirements of Rule 16b-3, and the plan will be construed in a manner to effect that intent. Given the complexity of Section 16(b) and related rules, affected plan participants should consult qualified securities counsel regarding the acquisition and disposition of common stock or derivative securities such as options.

PLAN AMENDMENT AND TERMINATION

       The plan may be amended or terminated at any time by the board by the affirmative vote of a majority of the board members in office. Subject to certain exceptions, however, the plan may not be amended without the prior written consent of each affected grantee if the amendment or termination of the plan would adversely affect vested benefits or rights of a grantee.

ERISA AND TAX QUALIFICATION

       We are not aware of any material provision of the Employee Retirement Income Security Act of 1974 to which the plan is subject. The plan is not qualified as a pension or profit-sharing plan under section 401(a) of the Internal Revenue Code. Therefore, plan participants who acquire shares of common stock pursuant to the plan are not entitled to tax treatment available to participants in plans qualified under that section of the Internal Revenue Code.

REQUIRED VOTE AND RECOMMENDATION

       The affirmative vote of a majority of the shares present or represented at the meeting is required for approval of the plan.

       The board of directors recommends that the shareholders vote for approval of the plan.

                             OTHER INFORMATION


EXECUTIVE COMPENSATION

       SUMMARY COMPENSATION TABLE. The following table sets forth the total remuneration paid during 1999, 1998 and 1997 to the individuals who served as our chief executive officer during 1999 and our other most highly compensated officers who received compensation in excess of $100,000 during 1999.

                                                                            LONG-TERM COMPENSATION
                                                                     ----------------------------------
                                        ANNUAL COMPENSATION(1)               AWARDS             PAYOUTS
                                     ----------------------------    -----------------------   --------
           NAME                                          OTHER                    SECURITIES                    ALL
           AND                                           ANNUAL      RESTRICTED   UNDERLYING                   OTHER
        PRINCIPAL                                        COMPEN-       STOCK       OPTIONS/       LTIP        COMPEN-
        POSITION               YEAR  SALARY($) BONUS($) SATION($)     AWARD(S)    SARS(#)(2)    PAYOUTS      SATION($)
        --------               ----  --------- -------- ---------     --------     -------      -------      ---------
Michael E. Johnson(3).......   1999  $200,000   ------   ------        ------      ------        ------          (9)
 president and                 1998  $125,000   ------   ------        ------      ------        ------        ------
 chief executive officer
David W. Berry(4)...........   1999  $155,000   ------   ------        ------      ------        ------          (9)
 chairman of the board         1998  $147,079   ------   ------        ------      ------        ------       $264,000(5)
                               1997  $134,400   ------   ------        ------     32,000(6)    $44,965(7)      ------
David B Christofferson......   1999  $130,000   ------   ------        ------      ------        ------          (9)
 senior vice president and     1998  $121,606   ------   ------        ------      ------        ------       $224,000(5)
 principal financial officer   1997  $112,000   ------   ------        ------     58,667(6)    $47,888(8)      ------
William L. Jackson..........   1999  $114,700   ------   ------        ------      ------        ------
 senior vice president -
 operations                    1998  $ 71,688   ------   ------        ------      ------        ------        ------

------------------
(1) Does not include perquisites and other personal benefits which are the lesser of either $50,000 or 10% of the total of annual salary and bonus.
(2) Represents the number of shares of common stock issuable pursuant to vested and non-vested stock options as of December 31, 1999.
(3)      Mr. Johnson became the chief executive officer on May 14, 1998.
(4)      Mr. Berry served as chief executive officer through May 14, 1998.
(5) Upon the closing of our acquisition of certain exploration projects, previously existing incentive agreements and contract settlement agreements with both Mr. Berry and Mr. Christofferson required total payments of $264,000 to Mr. Berry and $224,000 to Mr. Christofferson. These amounts were paid 50% in cash and 50% pursuant to promissory notes due in January of 1999 to each individual.
(6) In 1997, all stock options previously granted to Mr. Berry and Mr. Christofferson were canceled and new stock options were granted to them pursuant to an employee option plan. Amounts stated for 1997 include regrants of the canceled options.
(7) In 1997, we settled our deferred compensation liability to Mr. Berry for a payment of $80,537. Of this amount, a total of $56,063 was reported as earned compensation in the years 1993-96, and the balance of $24,474 is reported as earned in 1997.
(8) In 1997, we settled our deferred compensation liability to Mr. Christofferson for a payment of $95,170. Of this amount, a total of $72,694 was reported as earned compensation in the years 1993-96, and the balance of $22,476 is reported as earned in 1997.
(9) We have instituted a bonus plan that is significantly based upon dollars expended during a given year on drilling and completion costs and the present value return in the form of net revenue received and projected to be received as determined by engineering evaluation of such drilled projects. This will result in bonus compensation reportable for the year 2000 equal to approximately 48% of the salary of each individual named in this Summary Compensation Table.

OPTION GRANTS OR REPRICINGS

    There were no option grants or repricings made in 1999 to the individuals named in the Summary Compensation Table above.

OPTION EXERCISE AND YEAR-END VALUES

    The following table sets forth certain information as of December 31, 1999 with respect to the unexercised options to purchase common stock to the individuals named in the Summary Compensation Table above. None of such individuals exercised any stock options during 1999.

                                                                              NUMBER OF            VALUE OF
                                                                              SECURITIES          UNEXERCISED
                                                                              UNDERLYING          IN-THE-MONEY
                                                                             UNEXERCISED          OPTIONS/SARS
                                                                           OPTIONS/SARS AT       AT DECEMBER 31,
                                                                          DECEMBER 31, 1999          1999
                                         SHARES
                                        ACQUIRED             VALUE           EXERCISABLE/          EXERCISABLE/
NAME                                 ON EXERCISE (#)     REALIZED ($)     UNEXERCISEABLE (1)    UNEXERCISEABLE (2)
----------                          ----------------   ----------------   ------------------    ------------------
David W. Berry......................     ------              ------             32,000/0           0/0



David B. Christofferson.............     ------              ------             58,667/0           0/0

-----------------
(1) Our Employee Option Plan - 1997 authorizes the issuance of 90,667 options to purchase one share of common stock. Options to purchase 90,667 shares of common stock are currently outstanding at an exercise price of $3.78 per share. Options for the executive officers noted are included in this plan. Options expire the earlier of 90 days after employment has ended or November 2007.
(2) Based on the last sale price of the common stock on the Nasdaq Small-Cap Market on December 31, 1999 of $1.875.

EMPLOYMENT CONTRACTS

         There were no employment contracts in effect with any named executive officer in 1999.

CERTAIN TRANSACTIONS

    We and Aspect Management Corporation, the manager of Aspect, entered into a Geotechnical Services Consulting Agreement on May 14, 1998, pursuant to which Aspect Management may perform geotechnical services for us. To the extent that Aspect Management pays or advances costs or expenses associated with certain assets on our behalf, and to the extent Aspect Management hires independent contractors, the costs and expenses will be billed to us. Under the Geotechnical Services Consulting Agreement, Aspect Management must obtain our approval to enter into any related contract or agreement that has a cost exceeding $50,000 net to us. We must pay Aspect Management for services rendered in an amount equal to Aspect's employee costs, overhead costs and general and administrative costs associated with the services rendered thereunder. The agreement terminates on May 14, 2002, unless terminated by either party with 90 days' written notice to the other party. No services were provided in 1999 under this agreement.

        We and Aspect Management also entered into a Land Service Consulting Agreement on May 14, 1998, pursuant to which Aspect Management could provide certain land related services to us in connection with certain oil and gas properties to which both parties share an ownership interest. This agreement contained terms and provisions similar to the Geotechnical Services Consulting Agreement. No services were provided pursuant to this Land Service Consulting Agreement in 1999 and the parties agreed to terminate the agreement.

         Aspect received warrants in 1998 to purchase 9,375 shares of our common stock at an exercise price of $3.00 per share in connection with providing financing under a credit facility, and also received warrants in 1998 to purchase an additional 9,375 shares of our common stock at an exercise price of $3.00 per share in connection with guaranteeing a portion of the indebtedness under another credit facility. In addition, Esenjay Petroleum Corporation received warrants in 1998 to purchase an aggregate of 12,500 shares of our common stock at an exercise price of $3.00 per share in connection with guaranteeing a portion of the indebtedness under these credit facilities.

         In the second quarter of 1999, we closed an agreement pursuant to which we sold to Aspect a 12.5% (of 100%) interest in the Caney Creek Project and a 12% (of 100%) interest in our undeveloped property interests in the West Beaumont project area for $2,610,000. Proceeds from the sale were used to help settle amounts due Aspect. Since Aspect is a related party, closing was subject to receipt of an independent fairness opinion, which was obtained.

    We operate certain wells in which Aspect and Esenjay Petroleum Corporation own interests. Under joint operating agreements that include the same terms that apply to unrelated third parties, Aspect and Esenjay Petroleum Corporation pay normal operating costs associated with these wells. Conversely, Aspect operates certain wells in which we own interests. Pursuant to joint operating agreements that include the same terms that apply to unrelated third parties, we pay normal operating costs associated with those wells.

    In 1999 we retained the firm of Randall and Dewey, Inc. to assist in the marketing and sale of interests in our Raymondville Project in Willacy County, Texas. Jack P. Randall, a director, is president and a substantial shareholder of Randall and Dewey. Pursuant to the agreement with Randall and Dewey, we reimbursed Randall and Dewey for $30,715 in costs incurred in 1999. In addition, upon closing of a sale of interests in the Raymondville Project in March of 2000, we paid Randall and Dewey a transaction fee of $382,192. This fee included a base transaction fee of $250,000 plus 0.75% of the total selling price. Our share of the fee was approximately 80.88% with third parties who also sold interests in the Raymondville Project, including Esenjay Petroleum Corporation, reimbursing us for their 19.12% pro rata share of the total fee. We believe the fee charged was the normal fee, that would be charged to third parties for comparable services.

    Each of Messrs. Berry and Christofferson entered into an incentive agreement and a contract settlement agreement, and their employment agreements with us were terminated upon the closing of the acquisitions of certain exploration projects from Aspect and Esenjay Petroleum. Pursuant to the incentive agreements and contract settlement agreements, we agreed that if we closed a significant corporate transaction, and the relevant employee did not resign as an executive officer before that time, we would pay an incentive payment of $134,000 to Mr. Berry and $112,000 to Mr. Christofferson, as well as a contract settlement payment of $134,000 to Mr. Berry and $112,000 to Mr. Christofferson, at which time Mr. Berry and Mr. Christofferson would be released from all further obligations to us other than contractual confidentiality obligations. Each of the incentive payments and the contract settlement payments were in the form of promissory notes bearing interest at the rate of 10% per year, with the principal amount being paid at a minimum of $5,000 per month, beginning the first day of the third month after the closing of the significant corporate transaction, and all principal and accrued interest being due and payable upon the earlier of September 30, 1998, or the completion of a public sale of any of our equity or debt securities, whichever is earlier. Each of the employees, at their discretion, had the option to defer payment of up to 50% of the principal amount due until January 15, 1999. The contract settlement payments were intended to satisfy the employees' employment contracts. Incentive payments were intended to compensate the employees for their services in soliciting, negotiating and closing a significant corporate transaction and not in satisfaction of any prior obligations to us. The incentive payments were in addition to any other obligations or payments due to the employees, including the settlement of their previously existing employment contracts. In addition, as an inducement to the employees to continue to solicit and close a change of control transaction, and regardless of whether such a transaction occurred, all of the stock options previously granted to the employees were canceled, and we issued to each of the employees new stock options.

          The acquisition of exploration projects from Aspect and Esenjay Petroleum Corporation constituted a significant corporate transaction pursuant to which the incentive payments and contract settlement payments were payable to Mr. Berry and Mr. Christofferson. Under the incentive agreements and contract settlement agreements we have paid Mr. Berry and Mr. Christofferson the above described note payments. Mr. Berry and Mr. Christofferson have no further contractual obligations to us other than confidentiality obligations and any contractual arrangements they may negotiate with us in the future.

        Our outstanding advances to employees and affiliates at December 31, 1999 and 1998 was $472,827 and $963,700, respectively. The December 31, 1999 and 1998 receivables include approximately $47,787 from an affiliated partnership for which we serve as the managing general partner. In addition, the December 31, 1999 balance includes a $190,923 receivable from Esenjay Petroleum Corporation primarily related to joint interest billings to us. We had a $2,083,913 account payable to Aspect at December 31, 1999.

         Any future transaction between us and any of our directors, officers or owners of five percent or more of our then outstanding common stock will be on terms no less favorable than would reasonably be expected from an independent third party, and will be approved by a majority of the directors who do not have an interest in the proposed transaction and who have had access to our outside legal counsel with respect to such transaction.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission. Our officers, directors and 10% shareholders also are required by SEC rules to furnish us copies of all Section 16(a) reports they file. Based solely on our review of the copies of the forms we received, or written representations from certain reporting persons that they were not required to file a Form 5, we believe that, during the fiscal year ended December 31, 1999, our officers, directors and 10% shareholders complied with all Section 16(a) filing requirements other than Esenjay Petroleum Corporation, Michael E. Johnson and Charles J. Smith, who each filed one late report covering the same two transactions, David W. Berry, who filed one late report covering three transactions, Alex B. Campbell, who filed one late report covering 658 shares of common stock, and Jeffrey B. Pollicoff, who filed one late report covering 2,000 shares of common stock he held before becoming a director.

INDEPENDENT ACCOUNTANTS

    The board of directors selected Deloitte & Touche LLP as independent auditors for the year ended December 31, 1999. Representatives of Deloitte & Touche are expected to attend the meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to shareholders' questions.

SHAREHOLDER PROPOSALS

    In order for shareholder proposals to be included in our proxy statement and proxy relating to our 2001 annual meeting of shareholders, such proposals must be received by us in our principal executive offices not later than May 11, 2001.

OTHER MATTERS

    Management does not know of any matters to be presented at the meeting other than those set forth in the notice of annual meeting of shareholders. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

                                          By Order of the Board of Directors,

                                          David B. Christofferson
                                          -------------------------------------
                                          David B. Christofferson, SECRETARY
Houston, Texas
September 6, 2000

                            ESENJAY EXPLORATION, INC.

                            LONG-TERM INCENTIVE PLAN

                                TABLE OF CONTENTS
                                                                                  PAGE
                                                                                  ----
SECTION 1.  GENERAL PROVISION RELATING TO PLAN
            GOVERNANCE, COVERAGE AND BENEFITS

     1.1      Purpose                                                               1
     1.2      Definitions                                                           1
     1.3      Administration                                                        4
     1.4      Shares of Common Stock Subject to the Plan                            5
     1.5      Participation                                                         6
     1.6      Incentive Awards                                                      6

SECTION 2.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     2.1      Grant of Options                                                      6
     2.2      Option Terms                                                          6
     2.3      Option Exercises                                                      7
     2.4      Stock Appreciation Rights in Tandem with Options                      8
     2.5      Supplemental Payment in Exercise of Non-Qualified
                   Stock Options or Stock Appreciation Rights                       8

SECTION 3.  RESTRICTED STOCK

     3.1      Award of Restricted Stock                                             9
     3.2      Restrictions                                                          9
     3.3      Restriction Period                                                   10
     3.4      Delivery of Shares of Common Stock                                   10
     3.5      Supplemental Payment on Vesting of Restricted Stock                  10

SECTION 4.  PERFORMANCE UNITS AND PERFORMANCE SHARES

     4.1      Performance Based Awards                                             10
     4.2      Supplemental Payment on Vesting of Performance Units
                   or Performance Shares                                           11

SECTION 5.   PROVISIONS RELATING TO PLAN PARTICIPATION

     5.1      Plan Conditions                                                      11
     5.2      Transferability                                                      12
     5.3      Rights as a Stockholder                                              12
     5.4      Listing and Registration of Shares of Common Stock                   13
     5.5      Change in Stock and Adjustments                                      13
     5.6      Termination of Employment, Death, Disability and Retirement          14
     5.7      Changes in Control                                                   14
     5.8      Amendments to Incentive Awards                                       16


     5.9      Exchange of Incentive Awards                                         16
     5.10     Financing                                                            16

SECTION 6.  MISCELLANEOUS
     6.1      Effective Date and Grant Period                                      17
     6.2      Funding  17
     6.3      Withholding Taxes                                                    17
     6.4      Conflicts with Plan                                                  17
     6.5      No guarantee of Tax Consequences                                     17
     6.6      Severability; Headings                                               18
     6.7      Gender, Tense and Headings                                           18
     6.8      Amendment and Termination                                            18
     6.9      Governing Law and Venue                                              18


                            ESENJAY EXPLORATION, INC.
                            LONG-TERM INCENTIVE PLAN

                     SECTION 1. GENERAL PROVISIONS RELATING
                    TO PLAN GOVERNANCE, COVERAGE AND BENEFITS

        1.1 PURPOSE. The purpose of the Esenjay Exploration, Inc. Long-Term Incentive Plan (the "Plan") is to foster and promote the long-term financial success of Esenjay Exploration, Inc. (the "Company" or "ESNJ") and materially increase the value of the equity interests in the Company by: (a) encouraging the long-term commitment of selected employees (defined in SECTION 1.2(i) below) and non-employee members of the Board, (b) motivating superior performance of selected employees and non-employee members of the Board by means of long-term performance related incentives, (c) encouraging and providing selected employees and non-employee members of the Board with a formal program for obtaining an ownership interest in the equity interests in the Company, (d) attracting and retaining outstanding selected employees and non-employee members of the Board by providing incentive compensation opportunities competitive with other companies and (e) enabling participation by selected employees and non-employee members of the Board in the long-term growth and financial success of the Company. The Plan provides for payment of various forms of incentive compensation and, accordingly, is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, and shall be administered accordingly.

        1.2 DEFINITIONS. The following terms shall have the meanings set forth below:

        (a) APPRECIATION. The difference between the option exercise price per share of the Option to which a Tandem SAR relates and the Fair Market Value of a share of Common Stock on the date of exercise of the Tandem SAR.

        (b) BOARD. The Board of Directors of the Company.

        (c) CHANGE IN CONTROL. Any of the events described in and subject to
SECTION 5.7.

        (d) CODE. The Internal Revenue Code of 1986, as amended.

        (e) COMPENSATION COMMITTEE OR COMMITTEE. The Committee, which shall be comprised of three or more members who shall be appointed by the Board of ESNJ to administer the Plan, which Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise.

        (f) COMMON STOCK. ESNJ Class A Common Stock, which the Company is authorized to issue or may in the future be authorized to issue.

        (g) COMPANY. Esenjay Exploration, Inc. and any successor corporation.

        (h) DISABILITY. Any complete and permanent disability as defined in
Section 22(e)(3) of the Code.

        (i) EMPLOYEE. Any common-law employee of the Company or Subsidiary, who, in the opinion of the Committee, is an executive officer, other officer or other selected personnel of the Company or Subsidiary who is in a position to contribute to the continued growth and development and to the continued financial success of the Company or Subsidiary, including executive officers and officers who are members of the Board.

        (j) EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

        (k) FAIR MARKET VALUE. The closing sales price of Common Stock as reported on the NASDAQ market or if the Common Stock is listed on a national securities exchange, the closing sales price as reported by such exchange on any relevant date for valuation, or, if there is no such sale on such date, the applicable prices as so reported on the nearest preceding date upon which such sale took place. In the event the shares of Common Stock are not listed on a national securities exchange, the Fair Market Value of such shares shall be determined by the Committee in its sole discretion. In the event any Options are issued which at the time of issuance are Options to purchase unregistered shares of Common Stock, the Fair Market Value of the unregistered Common Stock which is so optioned shall be determined by the Committee in its sole discretion after consideration of all factors, including the closing sales prices of registered shares of Common Stock.

        (l) GRANTEE. Any employee or non-employee member of the Board who in the opinion of the Committee performs significant services for the benefit of the company and who is granted an Incentive Award under the Plan; provided, however, a non-employee member of the Board shall only be eligible for a Non-Qualified Stock Option.

        (m) INCENTIVE AWARD. Any incentive award, individually or collectively, as the case may be, including any Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit, or Performance Share, as well as any Supplemental Payment, granted under the Plan.

        (n) INCENTIVE AWARD AGREEMENT. The written agreement entered into between the Company and the Grantee pursuant to which an Incentive Award shall be made under the Plan.

        (o) INCENTIVE STOCK OPTION. A stock option which is intended to qualify as an Incentive Stock Option under Section 422 of the Code and which shall be granted by the Committee to a Grantee under the Plan. All Options granted under the Plan, which Options otherwise qualify as an Incentive Stock Option under
Section 422 of the Code, shall be deemed Options which are intended to be an Incentive Stock Option under Section 422 of the Code to the maximum extent to which paid Options so qualifies.

        (p) NON-QUALIFIED STOCK OPTION. A stock option granted by the Committee to a Grantee under the Plan, which shall not qualify as an Incentive Stock Option.

        (q) OPTION. A Non-Qualified Stock Option or Incentive Stock Option granted by the Committee to a Grantee under the Plan.

        (r) PERFORMANCE PERIOD. A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee's right to and the payment value of any Performance Units or Performance Shares.

        (s) PERFORMANCE SHARE OR PERFORMANCE UNIT. An Incentive Award representing a continuing right to receive cash or shares of Common Stock (which may be Restricted Stock) at the end of a Performance Period and which, in the case of Performance Shares, is denominated in Common Stock, and, in the case of Performance Units, is denominated in cash values.

        (t) PLAN. Esenjay Exploration, Inc. Long-Term Incentive Plan, as hereinafter amended from time to time.

        (u) RESTRICTED STOCK. Shares of Common Stock issued or transferred to a Grantee subject to the Restrictions set forth in SECTION 3.2 hereof.

        (v) RESTRICTED STOCK AWARD. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.

        (w) RESTRICTION PERIOD. The period of time determined by the Committee as set forth in SECTION 3.3.

        (x) RETIREMENT. The termination of employment by Company or Subsidiary constituting retirement as determined by the Committee.

        (y) STOCK APPRECIATION RIGHT. A Tandem SAR.

        (z) SUBSIDIARY. Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the company, as defined in Section 424(f) of the Code.

        (aa) SUPPLEMENTAL PAYMENT. Any amounts described in SECTIONS 1.6, 2.5,
3.5 and/or 4.2 dedicated to payment of any federal income taxes that are payable on an Incentive Award as determined by the Committee.

        (bb) TANDEM SAR. A Stock Appreciation Right described in SECTION 2.4.

        (cc) TEN-PERCENT STOCKHOLDER. A Ten-Percent Stockholder is a Grantee, who at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries.

        (dd) TERM. The Term of each Incentive Award shall be fixed by the Committee and shall not be more than ten (10) years from the date of grant. In the event no Term is fixed, such Term shall be ten (10) years from the date of grant. The Term shall be five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder.

        (ee) TERMINATED FOR CAUSE. An Employee shall be deemed Terminated for Cause if he or she is terminated (i) pursuant to the terms of his or her written employment agreement, in the event of a written employment agreement, or if the Committee determines that such Employee is being terminated as a result of misconduct, dishonesty, disloyalty, disobedience or action that might reasonably injure the Company or any of its Subsidiaries or their business interests or reputation, or (ii) if the Grantee is not employed pursuant to a written employment agreement if the Committee determines that such Employee is being terminated as a result of (A) the willful and continued failure by Grantee to follow the reasonable instructions of his or her direct supervisor, (B) Employee is being terminated as a result of misconduct, dishonesty, disloyalty, disobedience or action that might reasonably injure the Company or any of its Subsidiaries or their business interests or reputation, (C) the intentional wrongful disclosure of confidential information of the Company, (D) the intentional, wrongful engagement in any competitive activity, or (E) gross neglect of his or her duties to the Company or any of its Subsidiaries.

        (ff) TERMINATION FOR GOOD REASON. The resignation of an Employee shall be deemed to be a Termination for "Good Reason" if Employee's resignation is within two years of a Change in Control as defined in SECTION 5.7, caused by and within ninety (90) days of the following: (i) without the express written consent of the Employee, any duties that are assigned which are materially inconsistent with Employee's position, duties and status with the Company at the time of the Change in Control; (ii) any action by the Company which results in a material diminution in the position, duties or status of Employee with the Company at the time of the Change in Control or any transfer or proposed transfer of Employee for any extended period to a location outside his principal place of employment a the time of the Change in Control without his consent, except for a transfer or proposed transfer for strategic reallocations of the personnel reporting to Employee; (iii) the base annual salary of Employee, as the same may hereafter be increased from time to time, is reduced; or (iv) without limiting the generality or effect of the foregoing, the company fails to comply with any of its material obligations hereunder.

        (gg) ESNJ COMMON STOCK. The common stock of $0.01 par value, per share of Esenjay Exploration, Inc.

        1.3 ADMINISTRATION.

        (a) COMMITTEE POWERS. The Plan shall be administered by the Committee which shall have power and authority to: (i) designate Grantees; (ii) designate the Incentive Awards to be granted to Grantees; (iii) subject to SECTION 4 of the Plan, designate the Common Stock (or securities convertible into Common Stock) to be covered by Incentive Awards and in connection therewith, to reserve shares of Common Stock as needed in order to cover grants of Incentive Awards;
(iv) designate the terms and conditions of any Incentive Award; (v) determine whether, to what extent, and under what circumstances Incentive Awards may be settled or exercised in cash, Common Stock, other securities, or other property, or canceled, substituted, forfeited or suspended, and the method or methods by which Incentive Awards may be settled, exercised, canceled, substituted, forfeited or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Incentive Award made under, the Plan;
(vii) establish, amend, suspend or waive such rules and guidelines as the Committee shall deem necessary or appropriate for administration of the Plan; (viii) appoint such agents as it shall deem appropriate for the administration of the Plan; provided, however, that the Committee shall not delegate any of the power or authority set forth in (i) through (vii) above; and (ix) make any other determination and take any other action that it deems necessary or desirable for such administration. No members of the Committee shall vote or act upon any matter relating solely to himself.

        (b) NO LIABILITY. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to this Plan or any Incentive Award under this Plan, and to the fullest extent permitted by the Company's Bylaws, the Company shall indemnify each member of the Committee.

        (c) MEETINGS. The Committee shall designate a chairman from among its members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members.

        (d) BOARD APPROVAL. Regardless of any other provisions hereof, all actual grants of an Incentive Award pursuant to this Plan shall be subject to the approval of the Board of the Company.

        1.4 SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

        (a) COMMON STOCK AUTHORIZED. Subject to adjustment under SECTION 5.5, the aggregate number of shares of Common Stock available for granting Incentive Awards under the Plan shall be equal to fifteen percent (15%) of the total number of shares of ESNJ Common Stock outstanding. As such shares outstanding increase (which limit shall be determined without considering as outstanding any shares that are the subject of any unexercised Options under the Plan or any other option plan of the Company or any shares owned by the Company or any of its Subsidiaries) such shares of Common Stock available for granting Incentive Awards shall increase proportionately. If any Incentive Award shall expire or terminate for any reason, without being exercised or paid, shares of Common Stock subject to such Incentive Award shall again be available for grant in connection with grants of subsequent Incentive Awards.

        (b) COMMON STOCK AVAILABLE. The ESNJ Common Stock available for issuance or transfer under the Plan shall be made available from such shares reserved under Esenjay Exploration, Inc. Long-Term Incentive Plan, from such shares now or hereafter held by the Company or from such shares to be purchased or acquired by the Company. No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

        (c) INCENTIVE AWARD ADJUSTMENTS. Subject to the limitations set forth in SECTIONS 5.8 and 6.8, the Committee may make any adjustment in the exercise price or the number of shares subject to any Incentive Award, or any other terms of any Incentive Award. Such adjustment shall be made by amending, substituting or canceling and re-granting such Incentive Award with the inclusion of terms and conditions that may differ from the terms and conditions of the original Incentive Award. If such action is effected by amendment, the effective date of such amendment shall be the date of the original grant. Any reduction in the exercise price of shares subject to an incentive award shall be subject to Board approval.

        1.5 PARTICIPATION.

        (a) ELIGIBILITY. Participation in the Plan shall include the officers and Employees and non-employee members of the Board selected by the Committee, which can include all employees at the discretion of the Committee. The Committee shall from time to time designate those Employees and non-employee members of the Board, if any, to be granted Incentive Awards under the Plan, the type of awards granted, the number of shares, options, rights or units, as the case may be, which shall be granted to each such Employee and any other terms or conditions relating to the awards as it may deem appropriate, consistent with the provisions of the Plan. An Employee and non-employee member of the Board who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

        (b) LIMITED NON-EMPLOYEE BOARD PARTICIPATION. In no event may any member of the Board who is not an ESNJ Employee be granted an Incentive Award under the Plan, other than a Non-Qualified Stock Option.

        1.6 INCENTIVE AWARDS. The forms of Incentive Awards under this Plan are Stock Options, Stock Appreciation Rights and Supplemental Payments as described in SECTION 2, Restricted Stock Award and Supplemental Payments as described in SECTION 3, and Performance Units or Performance Shares and Supplemental Payments as described in SECTION 4.

        SECTION 2. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        2.1 GRANT OF OPTIONS. The Committee is authorized to grant Non-Qualified Stock Options or Incentive Stock Options to Employees and Non-Qualified Stock Options to non-employee members of the Board in accordance with the terms and conditions required pursuant to this Plan and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

        2.2 OPTION TERMS.

        (a) EXERCISE PRICE. The exercise price per share of Common Stock under each Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than eighty-five percent (85%) in the case of an Non-qualified Stock Option or one hundred percent (100%) in the case of an Incentive Stock Option of the Fair Market Value per share of such stock on the date the Option is granted (one hundred ten percent (110%) in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

        (b) TERM. The Committee shall fix the Term of each Option which shall be not more than ten (10) years from the date of grant. In the event no Term is fixed, such Term shall be ten (10) years from the date of grant. The Term shall be five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder.

        (c) EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee may accelerate the exercisability of any Option or portion thereof at any time. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide that all or part of the Common Stock received by a Grantee upon the exercise of a Non-Qualified Stock Option shall be Restricted Stock subject to any or all of the restrictions or conditions set forth in SECTION 3.2.

        (d) VESTING. The Committee may, in its discretion, set forth a time frame during which such Options may be exercised. This time frame can include any dates from the date the Option is issued through a date no more than ten
(10) years from the date of issuance of the Option.

        2.3 OPTION EXERCISES

        (a) METHOD OF EXERCISE. To purchase shares under any Option granted under the Plan, Grantees must give notice in writing to the Company of their intention to purchase and specify the number of shares of ESNJ Common Stock as to which they intend to exercise their Option. Upon the date or dates specified for the completion of the purchase of the shares, the purchase price will be payable in full. The purchase price may be paid in cash or an equivalent acceptable to the Committee. At the discretion of the Committee, the exercise price for ESNJ Common Stock may be paid by the assignment and delivery to the Company of shares of ESNJ Common Stock owned by the Grantee or a combination of cash and such shares equal in value to the exercise price. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price shall be valued at the Fair Market Value on the exercise date. At the discretion of the Committee, the exercise price to the Company may be paid in the form of assignment and delivery of additional unexercised Options, the attributed value of which shall be the difference between the Fair Market Value on the exercise date of the Common Stock less the purchase price as set forth in the Options so tendered. In addition, at the request of the Grantee and to the extent permitted by applicable law, the Company in its discretion may selectively approve a "cashless exercise" arrangement with a brokerage firm under which such brokerage firm, on behalf of the Grantee, shall pay to the Company the exercise price of the Options being exercised, and the Company, pursuant to an irrevocable notice from the Grantee, shall promptly deliver the shares being purchased to such firm.

        (b) In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and any rules or regulations promulgated thereunder, including the requirement that the aggregate Fair Market Value (determined as of the later of the date of grant or the date when such Option can first be exercised) of the Common Stock with respect to which Incentive Stock Options granted under this Plan and all other option plans of the Company and Subsidiary become exercisable by a Grantee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000). To the extent that the limitation set forth in the preceding sentence is exceeded for any reason (including the acceleration of the time for exercise of an Option), the Options with respect to such excess amount shall be treated as Non-Qualified Stock Options.

        (c) PROCEEDS. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Options exercised under the Plan will be used for general purposes of the Company.

        2.4 STOCK APPRECIATION RIGHTS IN TANDEM WITH OPTIONS.

        (a) GENERAL PROVISIONS. The Committee may, at the time of grant of an Option, grant Stock Appreciation Rights with respect to all or any portion of the shares of Common Stock covered by such Option. The exercise price per share of Common Stock of a Tandem SAR shall be fixed in the Incentive Award Agreement and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of the grant of the Option to which it relates. A Tandem SAR may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to such Option. When a Tandem SAR is exercised, the Option to which it relates shall terminate to the extent of the number of shares with respect to which the Tandem SAR is exercised. Similarly, when an Option is exercised, the Tandem SARs relating to the shares covered by such Option exercise shall terminate. Any Tandem SAR which is outstanding on the last day of the Term of the related Option shall be automatically exercised on such date for cash without any action by the Grantee.

        (b) EXERCISE. Upon exercise of an Tandem SAR, the holder shall receive, for each share with respect to which the Tandem SAR is exercised, an amount equal to the Appreciation. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within thirty (30) calendar days of the exercise of the Tandem SAR.

        2.5 SUPPLEMENTAL PAYMENT ON EXERCISE OF NON-QUALIFIED STOCK OPTIONS OR STOCK APPRECIATION RIGHTS. The Committee, either at the time of grant or at the time of exercise of any Non-Qualified Stock Option or Stock Appreciation Right, may provide for a Supplemental Payment by the Company to the Grantee with respect to the exercise of any Non-Qualified Stock Option or Stock Appreciation Right. The Supplemental Payment shall be in the amount specified by the Committee, which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the exercise of the Non-Qualified Stock Option and Stock Appreciation Right and the receipt of the Supplemental Payment, assuming the holder is taxed at the maximum effective federal income tax rate applicable thereto. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment. The Supplemental Payment, if awarded by the Committee, shall be paid within thirty
(30) calendar days of the date of exercise of a Non-Qualified Stock Option or Stock Appreciation Right (or, if later, within 30 calendar days of the date on which income is recognized for federal income tax purposes with respect to such exercise).

                           SECTION 3. RESTRICTED STOCK

        3.1 AWARD OF RESTRICTED STOCK.

        (a) GRANT. In consideration of the performance of services by the Grantee, shares of Restricted Stock may be awarded under this Plan by the Committee on such terms and conditions and with such restrictions as the Committee may from time to time approve, all of which may differ with respect to each Grantee. Such Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee shall determine.

        (b) IMMEDIATE TRANSFER WITHOUT IMMEDIATE DELIVERY OF RESTRICTED STOCK. Each Restricted Stock Award will constitute an immediate transfer of the record and beneficial ownership of the shares of Restricted Stock to the Grantee in consideration of the performance of services, entitling such Grantee to all voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each Restricted Stock Award may limit the Grantee's dividend rights during the Restriction Period in which the shares of Restricted Stock are subject to a substantial risk of forfeiture and restrictions on transfer. Shares of Common Stock awarded pursuant to a grant of Restricted Stock will be held by the company, or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired. Any such trust or escrow shall not be insulated from the claims of the general creditors of the Company in the event of bankruptcy or insolvency of the Company.

        3.2 RESTRICTIONS.

        (a) RESTRICTIVE CONDITIONS. Restricted Stock awarded to a Grantee shall be subject to the following restrictions until the expiration of the restriction Period: (i) the shares of Common Stock of the Company included in the Restricted Stock Award shall be subject to one or more restrictions, including without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and regulations promulgated thereunder, and to the restrictions on transferability set forth in SECTION 5.2; (ii) unless otherwise approved by the Committee, the shares of Common Stock included in the Restricted Stock Award that are subject to restrictions which are not satisfied at such time as the Grantee ceases to be employed by the Company shall be forfeited and all rights of the Grantee to such shares shall terminate without further obligation on the part of the Company when the Grantee leaves the employ of the Company; and (iii) any other restrictions that the Committee may determine in advance are necessary or appropriate.

        (b) FORFEITURE OF RESTRICTED STOCK. If for any reason, the restrictions imposed by the Committee upon Restricted Stock are not satisfied at the end of the Restriction Period, any Restricted Stock remaining subject to such restrictions shall thereupon be forfeited by the Grantee and re-acquired by the Company.

        (c) REMOVAL OF RESTRICTIONS. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, including the restrictions under the Restriction Period, whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

        3.3 RESTRICTION PERIOD. The Restriction Period or Term of Restricted Stock shall commence on the date of grant and shall be determined in the sole discretion of the Committee and described in the Incentive Award Agreement setting forth the terms of the award of Restricted Stock.

        3.4 DELIVERY OF SHARES OF COMMON STOCK. Subject to SECTION 6.3, at the expiration of the Restriction Period, a stock certificate evidencing the Restricted Stock (to the nearest full share) with respect to which the Restriction Period has expired with all restrictions thereon having been satisfied shall be delivered without charge to the Grantee, or his personal representative, free of all restrictions under the Plan.

        3.5 SUPPLEMENTAL PAYMENT ON VESTING OF RESTRICTED STOCK. The Committee, either at the time of grant or at the time of vesting of Restricted Stock, may provide for a Supplemental Payment by the Company to the holder in an amount specified by the Committee which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of the Restricted Stock and receipt of the Supplemental Payment, assuming the Grantee is taxed at the maximum effective federal income tax rate applicable thereto. The Supplemental Payment, if awarded by the Committee, shall be paid within 30 calendar days of each date that Restricted Stock vests. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

               SECTION 4. PERFORMANCE UNITS AND PERFORMANCE SHARES

        4.1 PERFORMANCE BASED AWARDS.

        (a) GRANT. The Committee is authorized to grant Performance Units and Performance Shares to Grantees. The Committee may make grants of Performance Units or Performance Shares in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Units or Performance Shares and the contingent value of any Performance Units or Performance Shares, which may vary depending on the degree to which performance objectives established by the Committee are met.

        (b) PERFORMANCE CRITERIA. At the beginning of each Performance Period, the Committee shall (i) establish for such Performance Period specific financial or nonfinancial performance objectives as the Committee believes are relevant to the Company's overall business objectives; (ii) determine the value of a Performance Unit or the number of shares under a Performance Share grant relative to performance objectives; and (iii) notify each Grantee in writing of the established performance objectives and minimum, target, and maximum Performance Unit or Share value for such Performance Period.

        (c) MODIFICATION. If the Committee determines in its sole discretion that the established performance measures or objectives are no longer suitable to Company objectives because of a change in the Company's business operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the committee may modify the performance measures and objectives as considered appropriate.

        (d) PAYMENT. The basis for payment of Performance Units or Performance Shares for a given Performance Period shall be the achievement of those financial and nonfinancial performance objectives determined by the Committee at the beginning of the Performance Period. If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the value of a Performance Unit of Performance Share shall be based on the degree to which actual performance exceeded the pre-established minimum performance standards, as determined by the Committee and as set forth in the Incentive Award Agreement. Payments shall be made, in the discretion of the Committee, solely in cash or Common Stock, or a combination of cash and Common Stock, following the close of the applicable Performance Period.

        4.2 SUPPLEMENTAL PAYMENT ON VESTING OF PERFORMANCE UNITS OR PERFORMANCE SHARES. The Committee, either at the time of grant or at the time of vesting of Performance Units or Performance Shares (other than Restricted Stock), may provide for a Supplemental Payment by the Company to the holder in an amount specified by the Committee which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of such Performance Units or Performance Shares and receipt of the Supplemental Payment, assuming the Grantee is taxed at the maximum effective federal income tax rate applicable thereto. The Supplemental Payment, if awarded by the Committee, shall be paid within thirty (30) days of each date that such Performance Units or Performance Shares vest. The Committee shall have the discretion to grant Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of grant or at the time of payment.

              SECTION 5. PROVISIONS RELATING TO PLAN PARTICIPATION

        5.1 PLAN CONDITIONS.

        (a) INCENTIVE AWARD AGREEMENT. Each Grantee to whom an Incentive Award is granted under the Plan shall be required to enter into an Incentive Award Agreement with the Company in a form provided by the Committee, which shall contain certain specific terms, as determined by the Committee, with respect to the Incentive Award. An Incentive Award may include a noncompetition agreement with respect to the Grantee and/or such other terms and conditions, including, without limitation, rights of repurchase or first refusal, not inconsistent with the Plan, as shall be determined from time to time by the Committee.

        (b) NO RIGHT TO EMPLOYMENT. Nothing in the Plan's Incentive Award Agreement or any instrument executed pursuant to the Plan shall create any employment rights (including, without limitation, rights to continued employment) in any Grantee or affect the right of the Company to terminate the employment of any Grantee at any time for any reason whether before the exercise date of any Option or Tandem SAR or during the Restriction Period of any Restricted Stock or during the Performance Period of any Performance Unit or Performance Share.

        (c) SECURITIES REQUIREMENTS. No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the company may require the Grantee to take any reasonable action to meet such securities related requirements. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Incentive Award to comply with any law or regulation described in the second preceding sentence.

        5.2 TRANSFERABILITY.

        (a) NON-TRANSFERABLE AWARD. No Incentive Award and no right under the Plan, contingent or otherwise, other than (i) Restricted Stock as to which restrictions have lapsed, or (ii) a Non-Qualified Stock Option for which the Incentive Award Agreement specifically provides to the contrary, will be (i) assignable, saleable, or otherwise transferable by a Grantee except by will or by the laws of descent and distribution, or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Grantee's will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this SECTION 5.2 shall be void and ineffective for all purposes.

        (b) ABILITY TO EXERCISE RIGHTS. Except as specifically provided in
SECTION 5.2(a) with respect to certain Restricted Stock and Non-Qualified Stock Options, only the Grantee or his guardian (if the Grantee becomes Disabled), or in the event of his death, his legal representative or beneficiary, may exercise Options, Tandem SARs, receive cash payments and deliveries of shares, or otherwise exercise rights under the Plan. The executor or administrator of the Grantee's estate, or the person or persons to whom the Grantee's rights under any Incentive Award will pass by will or the laws of the descent and distribution, shall be deemed to be the Grantee's beneficiary or beneficiaries of the rights of the Grantee hereunder and shall be entitled to exercise such rights as are provided hereunder. The Company may act in reliance upon a Court Order admitting an instrument to probate as the Grantee's last Will or an Order finding that the Grantee died intestate. Unless within six (6) months after the Grantee's death the Company has actual notice of the existence of proceedings to probate a Will of the Grantee, the Company may assume that the Grantee died intestate. The foregoing provisions are intended to expedite the prompt and efficient administration of the Plan and to protect the Company from any action taken in accordance with these provisions.

        5.3 RIGHTS AS A STOCKHOLDER. Except as otherwise provided in any Incentive Award Agreement, a Grantee of an Incentive Award or a transferee of such Grantee shall have no rights as a stockholder with respect to any shares of Common Stock until such person becomes a holder of record of such Common Stock. Except as otherwise provided in SECTION 5.5, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

        5.4 LISTING AND REGISTRATION OF SHARES OF COMMON STOCK. Prior to issuance and/or delivery of shares of Common Stock, the Grantee shall consult with representatives of the Company as appropriate, regarding compliance with laws, rules and regulations that apply to such shares. If the Company determines that such action is desirable, the Company shall postpone the issuance and/or delivery of the affected shares of Common Stock upon any exercise of an Incentive Award until completion of such stock exchange listing, registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Incentive Award to comply with any law, rule or regulation described in the immediately preceding sentence.

        5.5 CHANGE IN STOCK AND ADJUSTMENTS.

        (a) CHANGES IN CAPITALIZATION. Subject to SECTION 5.5(b), and unless the Committee in its discretion issues an Incentive Award with more restrictive provisions, in the event the outstanding shares of the Common Stock, as constituted form time to time, shall be changed as a result of a change in capitalization of ESNJ or a combination, merger, or reorganization of ESNJ into or with any other corporation or any other transaction with similar effects, then for all purposes, references herein to Common Stock or Restricted Stock shall mean and include all securities or other property (other than cash) that holders of Common Stock are entitled to receive in respect of Common Stock by reason of each successive aforementioned event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Common Stock or Restricted Stock.

        (b) CHANGES IN LAW OR CIRCUMSTANCES. In the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number of kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include without limitation changes with respect to (i) the aggregate number of shares that may be issued under the Plan, (ii) the number of shares subject to Incentive Awards and (iii) the price per share for outstanding Incentive Awards. The Committee shall give notice to each Grantee, and upon notice such adjustment shall be effective and binding for all purposes of the Plan.

        5.6     TERMINATION OF EMPLOYMENT, DEATH, DISABILITY AND RETIREMENT.

        (a) TERMINATION OF EMPLOYMENT. Subject to SECTION 3.2, if an Employee's employment by the Company or Subsidiary is Terminated for Cause or voluntarily terminates, such Employee's right to exercise the vested portion of his or her Incentive Award shall terminate as of the date of termination of employment. In the event of termination for death, termination without cause, Disability, Retirement, or Termination for Good Reason, an Incentive Award may only be exercised as determined in the sole discretion of the Committee and provided in the Incentive Award Agreement. However, the following may be used as a general guideline.

        (b) RETIREMENT. Subject to SECTION 3.2, unless otherwise approved by the Committee, upon the retirement of an Employee:

                (i) any nonvested portion of any outstanding Incentive Award may continue to vest after Retirement; and

                (ii) any vested Incentive Award shall expire on the earlier of
        (A) the expiration date set forth in the Incentive Award Agreement with respect to such Incentive Awards; (B) the expiration of six (6) months after the date of Retirement, three (3) months in the case of an Incentive Stock Option; or (C) within ten (10) days of the date when Incentive Award vests under (i) above.

        (c) DISABILITY OR DEATH. Subject to SECTION 3.2, unless otherwise approved by the Committee, upon termination of employment from the Company and any Subsidiary as a result of Disability or Death:

                (i) any nonvested portion of any outstanding Incentive Award may continue to vest after Disability or Death; and

                (ii) any vested Incentive Award shall expire upon the earlier of
        (A) the expiration date set forth in the Incentive Award Agreement with respect to such Incentive Awards or (B) the first anniversary of such termination of such employment as a result of Disability or Death or six
        (6) months after Incentive Award vests under (i) above.

        (d) CONTINUATION. Subject to the express provisions of the Plan and the terms of any applicable Incentive Award Agreement, the Committee, in its discretion, may provide for the continuation of any Incentive Award for such period and upon such terms and conditions as are determined by the Committee in the event that a Grantee ceases to be an employee.

        5.7     CHANGES IN CONTROL.

        (a)     CHANGES IN CONTROL. In the event of a Change in Control:

                (i) all Options and Stock Appreciation Rights then outstanding shall become vested and immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments;

                (ii) all restrictions and conditions of all Restricted Stock then outstanding shall be deemed satisfied, and the Restriction Period with respect thereto shall be deemed to have expired, as of the date of the Change in Control; and

                (iii) all Performance Shares and Performance Units shall become vested, deemed earned in full and promptly paid to the Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle or retention cycle shall not have been completed.

        For the purpose of this SECTION 5.7, a "Change in Control" shall be deemed to have occurred at such time as:

                (i) any "person" (as that term is used in Section 13(d) and 14(d)(2) of the Exchange Act) (other than a qualified benefit or retirement plan of ESNJ or its Subsidiaries) becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof) of securities representing a fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company or any successor of the Company (unless such person is already such a beneficial owner on the date of the grant of an Incentive Award); or

                (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of the Company cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of the period; or

                (iii) the equity holders of the Company approve any combination, merger or consolidation to which the Company is a party as a result of which the persons who were equity holders of the Company immediately prior to the effective date of the merger or consolidation (and excluding, however, any shares held by any party to such merger or consolidation and their affiliates) shall have beneficial ownership of less than fifty percent (50%) of the combined voting power for election of members of the Board (or equivalent) of the surviving entity following the effective date of such merger or consolidation; or

                (iv) the equity holders of the Company approve any merger or consolidation as a result of which the equity interests in the Company shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of fifty percent (50%) or more of the assets or earnings power of the Company;

provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board determines otherwise, or as otherwise set forth in the Incentive Award Agreement.

        (b) RIGHT OF CASH-OUT. If approved by the Board prior to or within thirty (30) days after such time as a Change in Control shall be deemed to have occurred, the Board shall have the right for a forty-five (45) day period immediately following the date that the Change in Control is deemed to have occurred to require all, but not less than all, Grantees to transfer and deliver to the Company all Incentive Awards previously granted to Grantees in exchange for an amount equal to the "cash value" (defined below) of the Incentive Awards. Such right shall be exercised by written notice to all Grantees. For purposes of this SECTION 5.7(b), the cash value of an Incentive Award shall equal the sum of (i) all cash to which the Grantee would be entitled upon settlement or exercise of such Incentive Award and (ii) the excess of the "market value" (defined below) (A) per share over the Option exercise price, if any, multiplied by the number of shares subject to such Incentive Award, (B) of each share of Restricted Stock awarded under the Incentive Award, (C) each Performance Unit and/or Performance Shares awarded under the Incentive Award. Notwithstanding anything herein to the contrary and solely for purposes of the preceding sentence, "market value" per share shall mean the higher of (i) the average of the Fair Market Value per share on each of the five trading days immediately following the date a Change in Control is deemed to have occurred or (ii) the highest price, if any, offered in connection with the Change in Control.

        (c) The amount payable to each Grantee by the Company pursuant to this SECTION 5.7 shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

        5.8 AMENDMENTS TO INCENTIVE AWARDS. Subject to SECTIONS 5.5 and 5.7, the Committee may waive any conditions or rights with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised Incentive Award theretofore granted, prospectively or retroactively, with the consent of any relevant Grantee.

        5.9 EXCHANGE OF INCENTIVE AWARDS. The Committee may, in its discretion, permit Grantees under the Plan to surrender outstanding Incentive Awards in order to exercise or realize the rights under other Incentive Awards, or in exchange for the grant of new Incentive Awards or require holders of Incentive Awards to surrender outstanding Incentive Awards as a condition precedent to the grant of new Incentive Awards.

        5.10 FINANCING. The Company may extend and maintain, or arrange for the extension and maintenance of, financing to any Grantee (including a Grantee who is a director of the Company) to purchase shares pursuant to exercise of an Incentive Award on such terms as may be approved by the Committee in its sole discretion. In considering the terms for extension or maintenance of credit by the Company, the Committee shall, among other factors, consider the cost to the company of any financing extended by the Company.

                            SECTION 6. MISCELLANEOUS


        6.1     EFFECTIVE DATE AND GRANT PERIOD.

        (a) This Plan shall become effective as of the effective date of Board approval (the "Effective Date"). Unless sooner terminated by the Board, the Plan shall terminate ten (10) years from the Effective Date. After the termination of the Plan, no Incentive Awards may be granted under the Plan, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions.

        (b) Grants of any Incentive Stock Option shall be subject to approval of the Plan by the holders of a majority of the outstanding voting shares of the Company within twelve (12) months after the date of the Plan's adoption by said Board. In the event of the failure to obtain such shareholder approval, the Plan and any Awards granted thereunder, shall be deemed Non-Qualified Stock Options.

        6.2 FUNDING. Except as provided under SECTION 3, no provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets in a manner that would provide any Grantee any rights that are greater than those of a general creditor of the Company, nor shall the Company be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund if such action would provide any Grantee with any rights that are greater than those of a general creditor of the Company. Grantees shall have no rights under the Plan other than as unsecured general creditors of the Company except that insofar as they may have come entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under applicable law.

        6.3 WITHHOLDING TAXES. The Company shall have the right to (i) make deductions from any settlement of an Incentive Award made under the Plan, including the delivery of shares, or require shares or cash or both be withheld from any Incentive Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or
(ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of any such shares of Common Stock, as of the delivery of shares or payment of cash in satisfaction of the applicable Incentive Award.

        6.4 CONFLICTS WITH PLAN. In the event of any inconsistency or conflict between the terms of the Plan and an Incentive Award Agreement, the terms of the Plan shall govern.

        6.5 NO GUARANTEE OF TAX CONSEQUENCES. Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

        6.6 SEVERABILITY: HEADINGS. If any portion of this Plan is held invalid or inoperative, the other portions of this Plan shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Plan or of any part hereof.

        6.7 GENDER, TENSE AND HEADINGS. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

        6.8 AMENDMENT AND TERMINATION. The Plan may be amended or terminated at any time by the Board by the affirmative vote of a majority of the members in office. Except as provided in SECTION 5.5 and 5.7, the Plan, however, shall not be amended, without prior written consent of each affected Grantee if such amendment or termination of the Plan would adversely affect vested benefits or rights of such person.

        6.9 GOVERNING LAW AND VENUE. The Plan shall be construed in accordance with the laws of the State of Texas without giving effect to any principle of conflict of laws that would require the application of any other jurisdiction, except as superseded by federal law, and in accordance with applicable provisions of the Code and regulations or other authority issued thereunder by the appropriate governmental authority. Venue for any dispute shall lie exclusively in Houston, Harris County, Texas.

         IN WITNESS WHEREOF, this Plan has been executed effective this 1st day of November 1999.



                                                  ESENJAY EXPLORATION, INC.



                                                  By:
                                                     ---------------------------
                                                      Michael E. Johnson
                                                      President

PROXY
                           ESENJAY EXPLORATION, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR USE BY HOLDERS OF COMMON STOCK

    The undersigned stockholder of Esenjay Exploration, Inc., a Delaware corporation (the "Company"), hereby appoints Michael Johnson and David
B Christofferson ("Proxies"), and each of them, with full power of substitution, as proxies, to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on September 28, 2000 at 10:00 a.m. at the Houston Offices of the Company and at any and all adjournments thereof (the "Annual Meeting"), as follows:

1. Election of Directors:              / /  For Nominees Listed Below   / /  Withhold Authority to Vote for all      / /  Abstain
                                            (Except as marked to the         Nominees Listed Below
                                            contrary below)

 INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
                       THROUGH THE NOMINEE'S NAME BELOW.

        Alex M. Cranberg        Michael E. Johnson        Jack P. Randall

    The Board of Directors recommends a vote "For" the election of the above-named directors.

2. Approval of the Long-Term           / /  For                         / /  Against                                 / /  Abstain
   Incentive Plan.

    The Board of Directors recommends a vote "For" the adoption of the Long-Term Incentive Plan.

3.         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                            CONTINUED ON THE OTHER SIDE

                           CONTINUED FROM THE OTHER SIDE

    THE PERSONS NAMED ABOVE WILL VOTE THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY CARD IN ACCORDANCE WITH THE SPECIFICATIONS MADE IN EACH ITEM. IF THE UNDERSIGNED MAKES NO SPECIFICATION, THE PERSONS NAMED ABOVE WILL VOTE THE SHARES "FOR" ALL ITEMS.

    Please sign exactly as your name appears below, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address, if pertinent, before returning this Proxy Card. Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign the partnership name by an authorized person. If joint tenants, both persons should sign.

                                             ___________________________________
                                             Name of Stockholder (Please print)

                                             ___________________________________
                                             New Address (Street, City, State)

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                                             Signature and Title

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                                             Signature and Title

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                                             Date